SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                  June 22, 1998

                               EMCORE CORPORATION
             (Exact name of registrant as specified in its charter)


        New Jersey                   000-22175                  22-2746503
(State or other jurisdiction        (Commission                (IRS Employer
      of incorporation)             File Number)             Identification No.)


                              394 Elizabeth Avenue
                           Somerset, New Jersey 08873
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (732) 271-9090

Item 5.   Other Events

     On June 22, 1998 the Company issued 227,749 warrants to purchase common stock of the Company to Thomas Russell, Chairman of the Board of Directors of the Company and 56,937 warrants to purchase common stock of the Company to Reuben Richards, President, Chief Executive Officer and a director of the Company. The warrants are exercisable at a price of $11.375 and expire on May 1, 2001. These warrants were granted in exchange for the guarantee by these executives of an $8 million credit facility entered into by the Company on June 22, 1998 with First Union Bank. The credit facility will be used to finance general corporate purposes, including, but not limited to, the construction of a facility in Albuquerque, New Mexico. The term of the credit facility is 18 months and the interest rate is at LIBOR plus 0.75%. The Company received a fairness opinion from its investment bank, Hempstead & Company, that this transaction was fair from a financial point of view to the Company's non-participating shareholders.

Item 7.   Financial Statements and Exhibits

       (a)     None.

       (b)     None.

       (c)     None.





                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           EMCORE CORPORATION
                                           (Registrant)



                                           By: /s/ Thomas G. Werthan
                                              --------------------------------
                                              Name:   Thomas G. Werthan
                                              Title:  Chief Financial Officer
                                                      and Secretary






Dated:  August 4, 1998